CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated October 27, 2022, with respect to the financial statements of Allspring Adjustable Rate Government Fund (formerly, Wells Fargo Adjustable Rate Government Fund), Allspring Conservative Income Fund (formerly, Wells Fargo Conservative Income Fund), Allspring Core Plus Bond Fund (formerly, Wells Fargo Core Plus Bond Fund), Allspring Government Securities Fund (formerly, Wells Fargo Government Securities Fund), Allspring High Yield Bond Fund (formerly, Wells Fargo High Yield Bond Fund), Allspring Short Duration Government Bond Fund (formerly, Wells Fargo Short Duration Government Bond Fund), Allspring Short-Term Bond Plus Fund (formerly, Wells Fargo Short-Term Bond Plus Fund), Allspring Short-Term High Yield Bond Fund (formerly, Wells Fargo Short-Term High Yield Bond Fund), and Allspring Ultra Short-Term Income Fund (formerly, Wells Fargo Ultra Short-Term Income Fund), nine of the funds comprising Allspring Funds Trust (formerly, Wells Fargo Funds Trust), as of August 31, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
December 21, 2022